SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 24, 2007

Intersil Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Murphy Ranch Road, Milpitas, CA	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 432-8888

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) In a press release issued on March 26, 2007, Intersil Corporation (“Intersil”) announced the appointment of David B. Bell to the position of President and Chief Operating Officer and his election to Intersil’s Board of Directors, both effective April 2, 2007, pursuant to actions of Intersil’s Board of Directors taken at a meeting held on March 21, 2007. Rich Beyer, who has held the positions of Chief Executive Officer and President, will continue in his role as the Company’s Chief Executive Officer. A copy of the press release containing the announcement is filed herewith as Exhibit 99.1.

Prior to joining Intersil, Mr. Bell, age 50, spent 12 years with Linear Technology Corporation, most recently as its President and prior to that in other capacities, including positions as Vice President and General Manager - Power Business and as Manager of Strategic Product Development. Mr. Bell has a B.S. degree in Electrical Engineering from the Massachusetts Institute of Technology.

(e) On March 24, 2007, Intersil and Mr. Bell entered into an Employment Agreement (the “Agreement”). Under the terms of the Agreement, Mr. Bell will serve as President and Chief Operating Officer of Intersil for an initial term of two years with the term being extendable for successive one-year periods beginning April 2, 2009.

Under the terms of the Agreement, Mr. Bell’s annual base salary will be $450,000 per year and he will be eligible for annual performance-based target bonuses of up to $400,000. Mr. Bell will also be granted options to purchase 350,000 shares of the Intersil Class A Common Stock vesting over a four-year period. In addition, Mr. Bell will be granted 75,000 performance-based deferred stock units (“DSUs”) on April 2, 2007 that will become fully vested on December 31, 2009 with the number of shares ultimately received by Mr. Bell being adjustable upward (to a maximum of 112,500) or downward (to a minimum of zero) at the conclusion of a three-year performance period based upon Intersil’s revenue growth and growth in operating income relative to those of its peer group during the performance period as determined by the Compensation Committee of Intersil’s Board of Directors.

In the event Mr. Bell’s employment with Intersil is involuntarily terminated, terminated without cause, terminated through death or disability or terminated because Intersil decides not to extend the term of the Agreement, Mr. Bell will receive one year of base salary, payment of a pro-rated portion of his full annual target bonus for the calendar year, will be entitled to accelerated vesting of a portion of his unvested DSUs and stock options and one year of health and life insurance coverage. Severance benefits are conditioned on Mr. Bell agreeing to confidentiality, non-solicitation and non-competition obligations.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Signature Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERSIL CORPORATION

Date: March 26, 2007	By:	/s/ Thomas C. Tokos
	Name:	Thomas C. Tokos
	Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
EX-99.1	Press Release dated and issued March 26, 2007 announcing the appointment of Mr. David Bell as President and Chief Operating Officer and his election to the Company’s Board of Directors, both effective April 2, 2007.